Exhibit 23


                       Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-880841) pertaining to the 1994 Stock Option and Incentive Award Plan of The Associated Group, Inc. of our report dated February 28, 1997, with respect to the consolidated financial statements and schedule of The Associated Group, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.

                                                 s/ Ernst & Young LLP
                                                 ---------------------------
                                                    Ernst & Young LLP

Pittsburgh, PA
March 27, 1997